Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Fiscal 2016 Fourth Quarter and Full Year Results
Company Exceeds Fourth Quarter and Full Year Outlook

Fourth Quarter Revenues Up 9.4%: Full Year Revenues Up 12.8%
Adjusted Free Cash Flow Increased 12.0% to $183.4 Million in FY2016

Tarrytown, NY-(Business Wire)-May 12, 2016--Prestige Brands Holdings, Inc. (NYSE: PBH) today reported financial results for its fourth quarter and fiscal year ended March 31, 2016.

Key fourth quarter and fiscal year highlights include:

•	Reported revenue increased 9.4% to $207.9 million and 12.8% to $806.2 million in Q4 and FY2016, respectively.

•	Organic sales grew 5.0% in Q4 and 2.8% in FY2016, on a constant currency basis.

•	Adjusted net income increased 12.7% to $27.9 million, or $0.52 per diluted share, in Q4.

•	FY16 adjusted net income increased 17.8% to $115.5 million, or $2.17 per diluted share.

•	Adjusted free cash flow increased 12.0% to $183.4 million in FY2016.

Fiscal Fourth Quarter Ended March 31, 2016
Reported revenues in the fiscal fourth quarter of 2016 increased 9.4% to $207.9 million, compared to $190.0 million in the fiscal fourth quarter of 2015. Organic sales growth for the fourth quarter was 3.7%, or 5.0% on a constant currency basis. Revenues for the quarter were driven by continued strong consumption levels across the Company’s core over-the-counter healthcare (OTC) and international brands, and incremental revenue from the DenTek® acquisition.

Reported net income totaled $13.9 million, or $0.26 per diluted share, compared to $23.8 million, or $0.45 per diluted share, in the fourth quarter of fiscal year 2015. Adjusted net income increased 12.7% to $27.9 million, or $0.52 per diluted share, compared to $24.8 million, or $0.47 per diluted share, in the fourth quarter of fiscal year 2015. Adjustments to net income in the fourth quarter of fiscal 2016 consisted of items related to the acquisition of DenTek and the refinancing of the 2012 Senior Notes. Adjustments to net income in the prior year comparable quarter were related to the Insight and Hydralyte acquisitions.

Fiscal Year Ended March 31, 2016
Reported revenues for the fiscal year ended March 31, 2016 totaled $806.2 million, an increase of 12.8%, compared to revenues of $714.6 million for the fiscal year ended March 31, 2015. Organic revenues for the fiscal year ended March 31, 2016 increased 2.8% on a constant currency basis. Foreign currency fluctuations negatively impacted reported revenues for the fiscal year by $13.9 million.

Reported net income for fiscal year 2016 totaled $99.9 million, or $1.88 per diluted share, compared to $78.3 million, or $1.49 per diluted share, for fiscal year 2015. Adjusted net income for fiscal year 2016 totaled $115.5 million, or $2.17 per diluted share, an increase of 17.8% compared to adjusted net income of $98.0 million, or $1.86 per diluted share, for fiscal 2015. Adjustments to net income in fiscal 2016 consisted of items related to the acquisition of DenTek, CEO transition costs and the refinancing of the 2012 Senior Notes. Adjustments to net income in the prior year were related to the acquisitions of Insight and Hydralyte.

Adjusted Free Cash Flow and Balance Sheet
Adjusted free cash flow totaled $48.7 million for the fourth quarter of fiscal 2016, compared to fourth quarter fiscal 2015 results of $50.1 million. For fiscal year 2016, adjusted free cash flow increased 12.0% to $183.4 million compared to adjusted free cash flow of $163.7 million for fiscal year 2015. The

Company’s consistent and industry-leading free cash flow resulted in a bank-defined net debt to EBITDA ratio of ~5.0 at the end of fiscal year 2016.

Segment Review
North American OTC Healthcare: Reported revenues totaled $171.1 million for the fourth quarter of 2016, a 9.2% increase over fourth quarter 2015 revenues of $156.6 million. For fiscal year 2016, reported revenues totaled $657.9 million, compared to $566.9 million for fiscal year 2015, an increase of 16.0%. Results for both periods were favorably impacted by increased consumption among core OTC brands as well as revenues from DenTek for two months.

International OTC Healthcare: Reported revenues totaled $14.4 million for the fourth quarter of fiscal 2016, a 14.7% increase over fourth quarter fiscal year 2015 revenues of $12.6 million. Revenues increased 24.7%, excluding $1.0 million of foreign currency impact. For fiscal year 2016, reported revenues totaled $57.7 million compared to $57.8 million for fiscal year 2015. Revenues increased 16.2%, excluding $8.1 million of foreign currency impact. The strong performance of the Care Pharma portfolio in Australia favorably impacted reported revenues for fiscal year 2016. The results also include revenues from two months of ownership of DenTek in the United Kingdom and Germany.

Household Cleaning: Reported revenues totaled $22.4 million for the fourth quarter of fiscal 2016, compared with fourth quarter fiscal 2015 revenues of $20.8 million, an increase of 7.5%. Reported revenues for fiscal year 2016 totaled $90.7 million, a 0.8% increase over fiscal year 2015 revenues of $89.9 million.

Commentary and Outlook for FY2017
“Our strong overall performance in the fourth quarter enabled us to exceed our previous outlook for the quarter and full fiscal year,” said Ron Lombardi, President and CEO. “The solid results, which include an organic growth rate of 2.8% for the full fiscal year on a constant currency basis, reflect continued successful execution of our brand-building strategy and positive consumption trends across our core OTC and international brands. Based on our strong finish to fiscal 2016, we believe we are well-positioned for another strong year in fiscal 2017.”

“We completed the acquisition of DenTek in February 2016, our seventh acquisition in the past six years,” Mr. Lombardi said. “The DenTek integration is proceeding on schedule, and we are excited by the growth opportunities of this leading oral care brand.”

Mr. Lombardi continued, “In fiscal 2017, we expect continued organic growth in our existing business and incremental revenues from the acquisition of DenTek. We anticipate full fiscal year 2017 revenue growth in the range of 6.0%-8.0% including the impact of foreign exchange, adjusted earnings per share in the range of $2.30-$2.36 following top line growth, and adjusted non-GAAP projected free cash flow of $185 million or more. As has been our practice, we expect to continue to use our industry-leading free cash flow to pay down debt and build M&A capacity.”

Q4 and Fiscal Year Conference Call, Accompanying Slide Presentation and Replay
The Company will host a conference call to review its fourth quarter and full year results on May 12, 2016 at 8:30 am EDT. The toll-free dial-in numbers are 877-784-9650 within North America and 530-379-4717 outside of North America. The conference ID number is 88898382. The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 855-859-2056 within North America and at 404-537-3406 from outside North America. The conference ID is 88898382.

Investor Day Scheduled for May 25, 2016
In addition, the Company will host an investor day on Wednesday, May 25th beginning at 9 am EDT in New York City. The CEO, Ron Lombardi, and other members of senior management will present an update on the Company’s strategy for long-term growth. The Company will provide a live internet webcast, which can be accessed from the Investor Relations page of http://prestigebrands.com. Choose the “Click Here for Webcast” hyperlink and register for access. A replay of the full event will be available through the same URL four to eight hours after the event. Visit the News and Events section of the Company’s website at http://prestigebrands.com for details.

Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s brands include Monistat® women’s health products, BC® and Goody’s® pain relievers, Clear Eyes® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Chloraseptic® sore throat treatments, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, The Doctor's® NightGuard® dental protector, Efferdent® denture care products, Luden's® throat drops, Beano® gas prevention, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "outlook," "may," "will," "would," "expect," “intend,” “estimate,” “anticipate,” “believe,” or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding our expected future operating results, including revenue growth, the impact of foreign exchange rates, adjusted EPS, and adjusted non-GAAP projected free cash flow; our expected use of free cash flow for deleveraging and building M&A capacity; the integration of the DenTek acquisition and incremental revenues from it; and our anticipated organic growth in the legacy business. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, general economic and business conditions, regulatory matters, competition in our industry, supplier issues, the success of our brand-building investments and integration of newly acquired brands. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2015, Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, and other periodic reports filed with the Securities and Exchange Commission.

Contact: Dean Siegal
Prestige Brands Holdings, Inc.
914-524-6819
John Mills
646-277-1254

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except per share data)	2016	2015	2016	2015
Revenues
Net sales	$207,054	$189,089	$803,088	$710,070
Other revenues	801	957	3,159	4,553
Total revenues	207,855	190,046	806,247	714,623

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	89,604	79,976	339,036	308,400
Gross profit	118,251	110,070	467,211	406,223

Operating Expenses
Advertising and promotion	26,552	25,367	110,802	99,651
General and administrative	20,232	17,685	72,418	81,273
Depreciation and amortization	6,198	5,773	23,676	17,740
Total operating expenses	52,982	48,825	206,896	198,664
Operating income	65,269	61,245	260,315	207,559

Other (income) expense
Interest income	(71)	(25)	(162)	(92)
Interest expense	23,218	23,821	85,322	81,326
Gain on sale of asset	—	—	—	(1,133)
Loss on extinguishment of debt	17,519	—	17,970	—
Total other expense	40,666	23,796	103,130	80,101

Income before income taxes	24,603	37,449	157,185	127,458
Provision for income taxes	10,667	13,677	57,278	49,198
Net income	$13,936	$23,772	$99,907	$78,260

Earnings per share:
Basic	$0.26	$0.45	$1.89	$1.50
Diluted	$0.26	$0.45	$1.88	$1.49

Weighted average shares outstanding:
Basic	52,833	52,356	52,754	52,170
Diluted	53,252	52,821	53,143	52,670

Comprehensive income, net of tax:
Currency translation adjustments	6,449	(7,268)	(113)	(24,151)
Total other comprehensive income (loss)	6,449	(7,268)	(113)	(24,151)
Comprehensive income	$20,385	$16,504	$99,794	$54,109

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31,
Assets	2016	2015
Current assets
Cash and cash equivalents	$27,230	$21,318
Accounts receivable, net	95,247	87,858
Inventories	91,263	74,000
Deferred income tax assets	10,108	8,097
Prepaid expenses and other current assets	25,165	10,434
Total current assets	249,013	201,707

Property and equipment, net	15,540	13,744
Goodwill	360,191	290,651
Intangible assets, net	2,322,723	2,134,700
Other long-term assets	1,324	1,165
Total Assets	$2,948,791	$2,641,967

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$38,296	$46,115
Accrued interest payable	8,664	11,974
Other accrued liabilities	59,724	40,948
Total current liabilities	106,684	99,037

Long-term debt
Principal amount	1,652,500	1,593,600
Less unamortized debt costs	(27,191)	(32,327)
Long-term debt, net	1,625,309	1,561,273

Deferred income tax liabilities	469,622	351,569
Other long-term liabilities	2,840	2,464
Total Liabilities	2,204,455	2,014,343

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued – 53,066 shares at March 31, 2016 and 52,562 shares at March 31, 2015	530	525
Additional paid-in capital	445,182	426,584
Treasury stock, at cost – 306 shares at March 31, 2016 and 266 at March 31, 2015	(5,163)	(3,478)
Accumulated other comprehensive income (loss), net of tax	(23,525)	(23,412)
Retained earnings	327,312	227,405
Total Stockholders' Equity	744,336	627,624

Total Liabilities and Stockholders' Equity	$2,948,791	$2,641,967

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended March 31,
(In thousands)	2016	2015
Operating Activities
Net income	$99,907	$78,260
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	23,676	17,740
Gain on sale of asset	—	(1,133)
Deferred income taxes	46,152	28,922
Long term income taxes payable	(332)	2,294
Amortization of debt origination costs	8,994	8,821
Stock-based compensation costs	9,954	6,918
Loss on extinguishment of debt	17,970	—
Premium payment on 2012 Senior Notes	(10,158)	—
Lease termination costs	—	785
(Gain) loss on sale or disposal of property and equipment	(35)	321
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	1,824	1,608
Inventories	(3,005)	15,360
Prepaid expenses and other current assets	(7,921)	4,664
Accounts payable	(11,348)	(17,637)
Accrued liabilities	(1,328)	9,332
Net cash provided by operating activities	174,350	156,255

Investing Activities
Purchases of property and equipment	(3,568)	(6,101)
Proceeds from the sale of property and equipment	344	—
Proceeds from sale of business	—	18,500
Proceeds from sale of asset	—	10,000
Proceeds from Insight Pharmaceuticals working capital arbitration settlement	7,237	—
Acquisition of DenTek, less cash acquired	(226,984)	—
Acquisition of Insight Pharmaceuticals, less cash acquired	—	(749,666)
Acquisition of the Hydralyte brand	—	(77,991)
Net cash used in investing activities	(222,971)	(805,258)

Financing Activities
Proceeds from issuance of 2016 Senior Notes	350,000	—
Repayment of 2012 Senior Notes	(250,000)	—
Borrowings under Bridge term loans	80,000	—
Repayments under Bridge term loans	(80,000)	—
Term loan borrowings	—	720,000
Term loan repayments	(60,000)	(130,000)
Borrowings under revolving credit agreement	115,000	124,600
Repayments under revolving credit agreement	(96,100)	(58,500)
Payments of debt origination costs	(11,828)	(16,072)
Proceeds from exercise of stock options	6,689	3,954
Proceeds from restricted stock exercises	544	57
Excess tax benefits from share-based awards	1,960	1,330
Fair value of shares surrendered as payment of tax withholding	(2,229)	(2,104)
Net cash provided by financing activities	54,036	643,265

Effects of exchange rate changes on cash and cash equivalents	497	(1,275)
Increase (decrease) in cash and cash equivalents	5,912	(7,013)
Cash and cash equivalents - beginning of year	21,318	28,331
Cash and cash equivalents - end of year	$27,230	$21,318

Interest paid	$79,132	$70,155
Income taxes paid	$15,352	$11,939

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended March 31, 2016
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$171,294	$14,416	$21,577	$207,287
Elimination of intersegment revenues	(233)	—	—	(233)
Third-party segment revenues	171,061	14,416	21,577	207,054
Other revenues	—	2	799	801
Total segment revenues	171,061	14,418	22,376	207,855
Cost of sales	69,873	3,195	16,536	89,604
Gross profit	101,188	11,223	5,840	118,251
Advertising and promotion	23,286	2,776	490	26,552
Contribution margin	$77,902	$8,447	$5,350	$91,699
Other operating expenses				26,430
Operating income				65,269
Other expense				40,666
Income before income taxes				24,603
Provision for income taxes				10,667
Net income				$13,936

	Year Ended March 31, 2016
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues*	$660,518	$57,670	$87,561	$805,749
Elimination of intersegment revenues	(2,661)	—	—	(2,661)
Third-party segment revenues	657,857	57,670	87,561	803,088
Other revenues*	14	43	3,102	3,159
Total segment revenues	657,871	57,713	90,663	806,247
Cost of sales	252,152	19,542	67,342	339,036
Gross profit	405,719	38,171	23,321	467,211
Advertising and promotion	97,393	11,114	2,295	110,802
Contribution margin	$308,326	$27,057	$21,026	$356,409
Other operating expenses				96,094
Operating income				260,315
Other expense				103,130
Income before income taxes				157,185
Provision for income taxes				57,278
Net income				$99,907

	Three Months Ended March 31, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues*	$156,940	$12,572	$20,028	$189,540
Elimination of intersegment revenues	(451)	—	—	(451)
Third-party segment revenues	156,489	12,572	20,028	189,089
Other revenues	159	2	796	957
Total segment revenues	156,648	12,574	20,824	190,046
Cost of sales	58,776	4,894	16,306	79,976
Gross profit	97,872	7,680	4,518	110,070
Advertising and promotion	22,324	2,771	272	25,367
Contribution margin	$75,548	$4,909	$4,246	$84,703
Other operating expenses				23,458
Operating income				61,245
Other expense				23,796
Income before income taxes				37,449
Provision for income taxes				13,677
Net income				$23,772

	Year Ended March 31, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues*	$569,643	$57,729	$86,085	$713,457
Elimination of intersegment revenues	(3,387)	—	—	(3,387)
Third-party segment revenues	566,256	57,729	86,085	710,070
Other revenues	637	64	3,852	4,553
Total segment revenues	566,893	57,793	89,937	714,623
Cost of sales	216,781	22,820	68,799	308,400
Gross profit	350,112	34,973	21,138	406,223
Advertising and promotion	86,897	10,922	1,832	99,651
Contribution margin	$263,215	$24,051	$19,306	$306,572
Other operating expenses				99,013
Operating income				207,559
Other expense				80,101
Income before income taxes				127,458
Provision for income taxes				49,198
Net income				$78,260

*Certain immaterial amounts relating to intersegment revenues and other revenues were reclassified between the International OTC Healthcare segment and the North American OTC Healthcare segment. There were no changes to the consolidated financial statements for any periods presented.

About Non-GAAP Financial Measures
We define Non-GAAP Organic Revenues as Total Revenues excluding revenues associated with products acquired or divested in the periods presented. We define Non-GAAP Organic Revenues on a Constant Currency basis as Total Revenues excluding acquisitions and divestitures and the impact of current year foreign exchange rates on total revenues. We define Non-GAAP Total Revenues on a Constant Currency basis as Total Revenues excluding the impact of currency exchange rates on total revenues. We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, inventory step-up charges, certain other legal and professional fees, other acquisition-related costs, costs associated with our CEO transition, gain on sale of asset, and loss on extinguishment of debt. Non-GAAP Adjusted EBITDA Margin is calculated as Non-GAAP Adjusted EBITDA divided by GAAP Total Revenues. We define Non-GAAP Adjusted Gross Margin as Gross Profit before inventory step up charges, and certain other acquisition and integration-related costs. Non-GAAP Adjusted Gross Margin percentage is calculated based on Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues. We define Non-GAAP Adjusted General and Administrative expenses as General and Administrative expenses minus certain other legal and professional fees, acquisition and other integration costs, and costs associated with our CEO transition. Non-GAAP Adjusted General and Administrative expense percentage is calculated based on Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues. We define Non-GAAP Adjusted Net Income as Net Income before inventory step-up charges, certain other legal and professional fees, other acquisition and integration-related costs, costs associated with our CEO transition, accelerated amortization of debt origination costs, gain on sale of asset, loss on extinguishment of debt, and the applicable tax impacts associated with these items and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Free Cash Flow as net cash provided by operating activities less cash paid for capital expenditures. We define Non-GAAP Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property and equipment plus payments associated with a premium on extinguishment of the 2012 Senior Notes and acquisitions for integration, transition, and other payments associated with acquisitions. Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow, because they provide additional ways to view our operation when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow,

and Non-GAAP Adjusted Free Cash Flow is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow have limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as Total Revenues, General and Administrative expense, Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The following tables set forth the reconciliation of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP General and Administrative expense, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and Non-GAAP Organic Revenues on a Constant Currency basis and related growth percentages:

	Three Months Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
(In thousands)
GAAP Total Revenues	$207,855	$190,046	$806,247	$714,623
Adjustments:
Hydralyte revenues (1)	—	—	(1,217)	—
Insight revenues (2)	—	—	(73,630)	—
DenTek revenues (3)	(10,687)	—	(10,687)	—
Total adjustments	(10,687)	—	(85,534)	—
Non-GAAP Organic Revenues	197,168	190,046	720,713	714,623
Organic Revenue Growth (Decline)	3.7%		0.9%
Impact of foreign currency exchange rates (4)		(2,257)		(13,862)
Non-GAAP Organic Revenues on a constant currency basis	$197,168	$187,789	$720,713	$700,761
Constant Currency Organic Revenue Growth	5.0%		2.8%
(1) Revenue adjustments relate to our International OTC Healthcare segment

(2) Revenue adjustments relate to our North American OTC Healthcare segment
(3) Revenue adjustments relate to our North American and International OTC Healthcare segment
(4) Foreign currency exchange rate adjustments relate to all segments

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues on a Constant Currency basis and related growth percentages:

	Three Months Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
(In thousands)
GAAP Total Revenues	$207,855	$190,046	$806,247	$714,623
Impact of foreign currency exchange rates (1)	—	(2,257)	—	(13,862)
Non-GAAP Total Revenues on a constant currency basis	$207,855	$187,789	$806,247	$700,761
Constant Currency Revenue Growth	10.7%		15.1%
(1) Foreign currency exchange rate adjustments relate to all segments

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Adjusted Gross Margin percentage:

	Three Months Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
(In thousands)
GAAP Total Revenues	$207,855	$190,046	$806,247	$714,623

GAAP Gross Profit	$118,251	$110,070	$467,211	$406,223
Adjustments:
Inventory step-up charges and other costs associated with the Hydralyte acquisition (1)	—	—	—	246
Inventory step-up charges associated with Insight acquisition (2)	—	—	—	1,979
Inventory step-up charges and other costs associated with the DenTek acquisition (3)	1,387	—	1,387	—
Total adjustments	1,387	—	1,387	2,225
Non-GAAP Adjusted Gross Margin	$119,638	$110,070	$468,598	$408,448
Non-GAAP Adjusted Gross Margin %	57.6%	57.9%	58.1%	57.2%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Inventory step-up charges relate to our North American and International OTC Healthcare segments

Reconciliation of GAAP General and Administrative Expense to Non-GAAP Adjusted General and Administrative Expense and related Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
(In thousands)
GAAP General and Administrative Expense	$20,232	$17,685	$72,418	$81,273
Adjustments:
Costs associated with CEO transition	—	—	1,406	—
Legal and professional fees associated with acquisitions	1,096	640	2,112	10,974
Stamp/Duty Tax on Australian acquisition	—	—	—	2,940
Integration, transition and other costs associated with acquisitions	289	920	289	10,533
Total adjustments	1,385	1,560	3,807	24,447
Non-GAAP Adjusted General and Administrative Expense	$18,847	$16,125	$68,611	$56,826
Non-GAAP Adjusted General and Administrative Expense Percentage	9.1%	8.5%	8.5%	8.0%

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and related Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
(In thousands)
GAAP Net Income	$13,936	$23,772	$99,907	$78,260
Interest expense, net	23,147	23,796	85,160	81,234
Provision for income taxes	10,667	13,677	57,278	49,198
Depreciation and amortization	6,198	5,773	23,676	17,740
Non-GAAP EBITDA:	53,948	67,018	266,021	226,432
Adjustments:
Inventory step-up charges and other costs associated with the Hydralyte acquisition (1)	—	—	—	246
Inventory step-up charges associated with Insight acquisition (2)	—	—	—	1,979
Inventory step-up charges and other costs associated with the DenTek acquisition (3)	1,387	—	1,387	—
Costs associated with CEO transition (4)	—	—	1,406	—
Legal and professional fees associated with acquisitions (4)	1,096	640	2,112	10,974
Stamp/Duty Tax on Australian acquisition (4)	—	—	—	2,940
Integration, transition and other costs associated with acquisitions (4)	289	920	289	10,533
Gain on sale of asset	—	—	—	(1,133)
Loss on extinguishment of debt	17,519	—	17,970	—
Total adjustments	20,291	1,560	23,164	25,539
Non-GAAP Adjusted EBITDA	$74,239	$68,578	$289,185	$251,971
Non-GAAP Adjusted EBITDA Margin	35.7%	36.1%	35.9%	35.3%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Inventory step-up charges relate to our North American and International OTC Healthcare segments
(4) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended March 31,				Year Ended March 31,
	2016	2016 Adjusted EPS	2015	2015 Adjusted EPS	2016	2016 Adjusted EPS	2015	2015 Adjusted EPS
(In thousands)
GAAP Net Income	$13,936	$0.26	$23,772	$0.45	$99,907	$1.88	$78,260	$1.49
Adjustments:
Inventory step-up charges and other costs associated the Hydralyte acquisition (1)	—	—	—	—	—	—	246	—
Inventory step-up charges associated with Insight acquisition (2)	—	—	—	—	—	—	1,979	0.04
Inventory step-up charges and other costs associated with the DenTek acquisition (3)	1,387	0.03	—	—	1,387	0.03	—	—
Costs associated with CEO transition (4)	—	—	—	—	1,406	0.02	—	—
Legal and professional fees associated with acquisitions (4)	1,096	0.02	640	0.01	2,112	0.04	10,974	0.21
Stamp/Duty Tax on Australian acquisition(4)	—	—	—	—	—	—	2,940	0.05
Integration, transition and other costs associated with acquisitions (4)	289	0.01	920	0.02	289	0.01	10,533	0.20
Accelerated amortization of debt origination costs	—	—	—	—	—	—	218	—
Gain on sale of asset	—	—	—	—	—	—	(1,133)	(0.02)
Loss on extinguishment of debt	17,519	0.33	—	—	17,970	0.34	—	—
Tax impact of adjustments	(6,294)	(0.13)	(549)	(0.01)	(7,608)	(0.15)	(5,968)	(0.11)
Total adjustments	13,997	0.26	1,011	0.02	15,556	0.29	19,789	0.37
Non-GAAP Adjusted Net Income and Adjusted EPS	$27,933	$0.52	$24,783	$0.47	$115,463	$2.17	$98,049	$1.86
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Inventory step-up charges relate to our North American and International OTC Healthcare segments
(4) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Three Months Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
(In thousands)
GAAP Net Income	$13,936	$23,772	$99,907	$78,260
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	34,206	22,048	96,221	64,668
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(10,243)	6,293	(21,778)	13,327
Total adjustments	23,963	28,341	74,443	77,995
GAAP Net cash provided by operating activities	37,899	52,113	174,350	156,255
Purchases of property and equipment	(1,028)	(2,401)	(3,568)	(6,101)
Non-GAAP Free Cash Flow	36,871	49,712	170,782	150,154
Premium payment on extinguishment of 2012 Senior Notes	10,158	—	10,158	—
Integration, transition and other payments associated with acquisitions	1,665	362	2,461	13,563
Adjusted Non-GAAP Free Cash Flow	$48,694	$50,074	$183,401	$163,717

Outlook for Fiscal Year 2017:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2017 Projected EPS
	Low	High
Projected FY'17 GAAP EPS	$2.22	$2.28
Adjustments:
Costs associated with DenTek integration	0.08	0.08
Total adjustments	0.08	0.08
Projected Non-GAAP Adjusted EPS	$2.30	$2.36

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Free Cash Flow:

2017 Projected Free Cash Flow
(In millions)
Projected FY'17 GAAP Net cash provided by operating activities	$190
Additions to property and equipment for cash	(8)
Projected Non-GAAP Free Cash Flow	182
Payments associated with acquisitions	3
Adjusted Non-GAAP Projected Free Cash Flow	$185